Exhibit 99.1
DRAFT NEWS RELEASE

KLA-Tencor Contacts:	Jeff Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Kyra Whitten (Media)
Sr. Director, Corporate Communications
(408) 875-7819
kyra.whitten@kla-tencor.com
FOR IMMEDIATE RELEASE
February 22, 2007
KLA-TENCOR ANNOUNCES $750 MILLION ACCELERATED SHARE
REPURCHASE AND AN ADDITIONAL 10 MILLION SHARE REPURCHASE
PROGRAM
SAN JOSE, CA — KLA-Tencor Corporation (NasdaqGS: KLAC) today announced that it has entered into an accelerated share repurchase agreement under which the Company will repurchase $750 million of its common stock. The Company also announced that its Board of Directors has approved a new 10 million share repurchase program. The new accelerated share repurchase and the new 10 million share repurchase program are in addition to the existing 10 million share repurchase program authorized by the Company’s Board of Directors in February 2005.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com, which website is not part of this press release.
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